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                                                               Exhibit 99(h)(3)

                 NOTICE TO TRANSFER AGENCY AND REGISTRAR AGREEMENT

First Data Investor Services Group, Inc.
One Exchange Place
Boston, Massachusetts 02109

Gentlemen:

     Reference is made to the Transfer Agency and Registrar Agreement between us dated as of February 4, 1997 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of five additional investment portfolios of St. Clair Funds, Inc., namely the Munder Institutional S&P 500 Index Equity Fund, Munder Institutional S&P SmallCap Index Equity Fund, Munder Institutional S&P MidCap Index Equity Fund, Munder Institutional Short Term Treasury Fund and Munder Institutional Money Market Fund (the "New Portfolios").

     We request that you act as Transfer Agent under the Agreement with respect to the New Portfolios.

     If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.



                                   Very truly yours,


                                   St. Clair Funds, Inc.


                                   By:  Lisa Anne Rosen
                                       -------------------------



                                   Accepted:


                                   First Data Investor Services Group, Inc.

Dated: May 6, 1997
                                   By:  D. Goldberg
                                       -------------------------